UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-33864	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 308-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement

On July 1, 2016, in connection with the Merger (as defined below), Cardtronics plc, a public limited company organized under English law (“Cardtronics plc”), became a party to and a guarantor under the Amended and Restated Credit Agreement, dated April 24, 2014, among Cardtronics, Inc., a Delaware corporation (“Cardtronics Delaware”), JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Europe Limited, as Alternative Currency Agent, Bank of America, N.A., as Syndication Agent and Wells Fargo Bank, N.A., as Documentation Agent, and certain other lenders (as amended, the “Credit Agreement”), pursuant to a Third Amendment to the Credit Agreement (the “Credit Agreement Amendment”).

The Credit Agreement Amendment made certain changes to the Credit Agreement, including the following:

•                  Cardtronics plc and certain of its subsidiaries were added to the Credit Agreement as borrowers and guarantors;

•                  Cardtronics Delaware will no longer be a borrower, but will remain a guarantor under the Credit Agreement;

•                  the maturity date of the Credit Agreement was extended to July 1, 2021; and

•                  the full amount under the Credit Agreement can now be borrowed in U.S. dollars, certain alternative currencies or a combination thereof.

The total commitments under the Credit Agreement will remain at $375 million. In addition, the Credit Agreement retains an accordion feature that will allow the borrowers to increase the available borrowings under it up to $500 million, subject to the approval of one or more existing lenders or one or more lenders that become party to the Credit Agreement. Cardtronics Europe Limited, a private company incorporated under English law, will continue to be a borrower and guarantor under the Credit Agreement.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Supplemental Indentures

On July 1, 2016, Cardtronics plc, Cardtronics Delaware and Wells Fargo Bank, N.A., as trustee (the “Trustee”), entered into supplemental indentures (the “Supplemental Indentures”) with respect to the following indentures:

•                  the Indenture, dated as of November 25, 2013, by and between Cardtronics Delaware and the Trustee (the “2013 Indenture”), relating to the convertible debt securities issued by Cardtronics Delaware; and

•                  the Indenture, dated as of July 28, 2014, by and between Cardtronics Delaware, the subsidiary guarantors named therein and the Trustee (the “2014 Indenture”), relating to debt securities issued by Cardtronics Delaware.

The Supplemental Indentures provide for (i) the unconditional and irrevocable guarantee by Cardtronics plc of the prompt payment, when due, of any amount owed to the holders of the notes issued under the indentures, (ii) in the case of the 2014 Indenture, the unconditional and irrevocable guarantee by Cardtronics Holdings Limited, a private limited company organized under English law, and CATM Holdings LLC, a Delaware limited liability company, of the prompt payment, when due, of any amount owed to the holders of the notes issued under the 2014 Indenture, (iii) in the case of the 2013 Indenture, an amendment to allow for the conversion, under certain circumstances, of the notes into Cardtronics plc shares and (iv) certain other technical changes to the indentures. The foregoing is qualified in its entirety by reference to the Supplemental Indentures, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Deed of Assumption and Plan Amendments

On July 1, 2016, Cardtronics plc executed a deed of assumption (the “Deed of Assumption”) pursuant to which Cardtronics plc adopted and assumed, as of the Effective Time, (i) the Cardtronics, Inc. Third Amended and Restated 2007 Stock Incentive Plan (the “Assumed Plan”) and (ii) all outstanding awards granted under the Assumed Plan (including awards granted under prior versions of the Assumed Plan) and the 2001 Stock Incentive Plan of Cardtronics Delaware, as amended. The Deed of Assumption is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

The Assumed Plan was amended, effective as of the Effective Time, to, among others, (i) facilitate the adoption and assumption by Cardtronics plc of the Assumed Plan, (ii) provide that Ordinary Shares (as defined below) of Cardtronics plc will be issued, acquired, purchased, held, made available or used to measure benefits or calculate amounts as appropriate under the Assumed Plan instead of shares of Cardtronics Delaware common stock, (iii) provide for the appropriate substitution of Cardtronics plc in place of references to Cardtronics Delaware in the Assumed Plan, as necessary, and (iv) comply or facilitate compliance with applicable English and/or U.S. corporate, regulatory and tax law requirements. The Assumed Plan and related amended forms of award agreements adopted in connection with the Assumed Plan are filed as Exhibits 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

The foregoing summaries of the Deed of Assumption and Assumed Plan are qualified in their entirety by reference to the corresponding Exhibits to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Credit Agreement Amendment and the Supplemental Indentures included under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03    Material Modification to Rights of Security Holders.

The information included under Items 5.03 and 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01    Changes in Control of Registrant.

The information included under Item 8.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Election of Directors and Appointment of Officers

On July 1, 2016, effective as of the Effective Time, the directors and certain executive officers of Cardtronics Delaware immediately prior to the Merger became the directors and executive officers of Cardtronics plc. Cardtronics plc’s directors will be subject to re-election at the 2017, 2018 and 2019 annual general meetings of shareholders, pursuant to the respective class of each director.

Indemnification Arrangements

Cardtronics Delaware entered into an indemnification agreement with each of the directors and certain officers of Cardtronics plc and Cardtronics Delaware as well as with individuals serving as directors, officers, employees, agents or fiduciaries or in certain other capacities of Cardtronics plc’s subsidiaries or any other entity. These agreements provide for the indemnification by Cardtronics Delaware of these persons against certain liabilities that may arise by reason of his or her status or service as a director or officer or in such other capacity and to advance expenses incurred as a result of certain proceedings, to the fullest extent provided by law.

The foregoing description of the indemnification agreements is qualified in its entirety by reference to the form of Cardtronics Delaware indemnification agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated by reference herein.

Deeds of indemnity are expected to be entered into between Cardtronics plc and the directors and certain officers in the future to provide for the similar indemnification of, and advancement of expenses to, such person by Cardtronics plc.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, Cardtronics plc amended its articles of association, effective as of the Effective Time (the “New Articles”). The summary of the material terms of the New Articles is included under the heading “Description of Ordinary Shares of Cardtronics plc” in Item 8.01 of this Current Report on Form 8-K and a comparison thereof to the terms of Cardtronics Delaware’s certificate of incorporation and bylaws is included under the heading “Comparison of Rights of Stockholders” in Cardtronics Delaware’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission (the “SEC”) on May 19, 2016 and each is incorporated by reference herein.

The foregoing information is qualified in its entirety by reference to the full text of the New Articles, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01    Other Events.

Completion of Redomicile to U.K.

On July 1, 2016 (the “Effective Time”), the location of incorporation of the parent company of the Cardtronics group of companies was changed from Delaware to the United Kingdom, whereby Cardtronics plc became the new publicly traded corporate parent of the Cardtronics group of companies following the completion of the merger between Cardtronics Delaware and one of its subsidiaries (the “Merger”) pursuant to the Agreement and Plan of Merger, dated April 27, 2016 (the “Merger Agreement”), the adoption of which was approved by stockholders of Cardtronics Delaware on June 28, 2016.

The Class A ordinary shares, nominal value $0.01 per share, of Cardtronics plc (collectively, “Ordinary Shares”) issued in connection with the Merger were registered under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-210955) (the “Registration Statement”) filed by Cardtronics plc, which was declared effective by the SEC on May 19, 2016.

Prior to the Merger, the shares of Cardtronics Delaware common stock were registered pursuant to Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on The NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “CATM.” Cardtronics plc requested that NASDAQ file with the SEC a Form 25 to remove the shares of Cardtronics Delaware common stock from listing on NASDAQ. After the Form 25 becomes effective, Cardtronics Delaware will file a Form 15 with the SEC to terminate the registration of the shares of Cardtronics Delaware common stock and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Pursuant to Rule 414 promulgated under the Securities Act and Rule 12g-3(a) promulgated under the Exchange Act, the Ordinary Shares are deemed registered under Section 12(b) of the Exchange Act and Cardtronics plc is the successor issuer to Cardtronics Delaware. The Ordinary Shares were approved for listing on NASDAQ and will begin trading on July 1, 2016 under the symbol “CATM,” the same symbol under which the shares Cardtronics Delaware common stock previously traded prior to the Effective Time.

Risk Factor

The U.K. referendum result in favor of exit from the European Union could adversely affect Cardtronics plc, its subsidiaries and its shareholders.

In a referendum held on June 23, 2016, British citizens approved an exit of the U.K. from the European Union. Cardtronics plc faces potential risks associated with the exit process and effects and uncertainties around its implementation. The result of the referendum is not legally binding on the U.K. Government. Nevertheless, it is expected that the U.K. Government will commence the process under the Treaty of the European Union for the U.K. to leave the European Union. The U.K. Government is expected to trigger Article 50 of the Treaty on the European Union by notifying the European Council of the U.K.’s intention to leave. This notification will begin a two-year time period for the U.K. and the remaining European Union Member States to negotiate a withdrawal agreement. There can be no certainty as to the form or timing of any withdrawal agreement. In relation to Cardtronics plc’s redomicile into the U.K., the exit process from the European Union and implementation of resulting changes could materially and adversely affect the tax, tax treaty, currency, operational, legal and regulatory regime and macro-economic environment to which Cardtronics plc would otherwise have expected to have been subject if the U.K. were not to exit the European Union. In relation to Cardtronics plc’s U.K. and other European operations and businesses, Cardtronics plc faces similar risks (which exist independently of the Merger). The effect of any of these risks, were they to materialize, is difficult to quantify, but could materially increase Cardtronics plc’s operating and compliance costs and materially affect Cardtronics plc’s tax position or business, results of operations and financial position generally. Further, uncertainty around the form and timing of any withdrawal agreement could lead to adverse effects on the economy of the U.K. and other parts of Europe and the rest of the world, which could have an adverse economic impact on Cardtronics plc’s operations.

DESCRIPTION OF ORDINARY SHARES OF CARDTRONICS PLC

The following information is a summary of the Ordinary Shares, as specified in the articles of association of Cardtronics plc (referred to herein as the “New Articles”). This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of the New Articles, the complete text of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

General

Pursuant to the Merger Agreement, each outstanding share of Cardtronics Delaware common stock was converted on a one-for-one basis into the right to receive a Class A ordinary share, nominal value $0.01 per share, of Cardtronics plc (referred to herein as “Ordinary Shares”). There are no conversion rights, redemption provisions or sinking fund provisions relating to any Ordinary Shares of Cardtronics plc. Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Ordinary Shares of Cardtronics plc in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

As of July 1, 2016, there are 45,219,175 Ordinary Shares, 49,999 Class B ordinary shares and one subscriber share of Cardtronics plc in issue. As of the Effective Time, the Class B ordinary shares and the subscriber share of Cardtronics plc have no voting rights and the New Articles provide for the cancellation of their dividend rights and limit liquidation rights to nominal value. Cardtronics plc intends to cancel the Class B ordinary shares and the subscriber share of Cardtronics plc shortly after the Merger by means of a court approved capital reduction process, so that only the Ordinary Shares will remain in issue.

The Ordinary Shares of Cardtronics plc were issued at the Effective Time in connection with the Merger. The Ordinary Shares of Cardtronics plc have the rights and privileges as set forth below.

Following the Merger, the Cardtronics plc board of directors is authorized to allot up to 62,000,000 shares (or up to $620,000 aggregate nominal value of shares, which may consist of one or more classes of shares of Cardtronics plc) that may be issued by the Cardtronics plc board of directors pursuant to a shareholder resolution that was passed prior to the completion of the Merger. The shares will be in such classes, including Ordinary Shares of Cardtronics plc, and have such rights as the Cardtronics plc board of directors shall determine at the time of allotment and issuance.

Dividends

Subject to the U.K. Companies Act, in the future, the Cardtronics plc board of directors may declare a dividend to be paid to the shareholders according to their respective rights and interests in Cardtronics plc and may fix the time for payment of such dividend. The Cardtronics plc board of directors may from time to time declare and pay (on any class of shares of any amounts) such dividends. There are no fixed dates on which entitlement to dividends arise on any of the Ordinary Shares of Cardtronics plc. The Cardtronics plc board of directors may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The New Articles also permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Ordinary Shares of Cardtronics plc instead of cash with respect to all or part of future dividends.

If a shareholder owes any money to Cardtronics plc for calls on shares or money in any other way relating to a share held by such shareholder, the Cardtronics plc board of directors may deduct any of this money from any dividend or any other money payable to such shareholder on or in respect of that share. Money deducted in this way may be used to pay the amount owed to Cardtronics plc.

Any unclaimed dividends, interest or other amount payable by Cardtronics plc in respect of an Ordinary Share may be invested or otherwise made use of by the board of directors for the benefit of Cardtronics plc until they are claimed under English law. A dividend or other money remaining unclaimed for a period of 12 years from the date it was declared or became due for payment will be forfeited and cease to remain owed by Cardtronics plc.

Cardtronics plc’s predecessor, Cardtronics Delaware, has not historically paid dividends and Cardtronics plc does not expect to pay dividends in the foreseeable future.

Voting Rights

At a general meeting, any resolutions put to a vote must be decided on a poll.

Subject to any rights or restrictions as to voting attached to any class of shares in accordance with the New Articles and subject to disenfranchisement: (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid; (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares; or (iii) with respect to any shares held by any subsidiary of Cardtronics plc, every shareholder (other than Cardtronics Delaware or any other subsidiary of Cardtronics plc) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of the Cardtronics plc shareholders will have one vote for every share of which such person is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which such person is the proxy, except that any proxy who has been appointed by the depositary shall have such number of votes as equals the number of shares in relation to which such proxy has been appointed.

In the case of joint holders of a share, the vote of the most senior joint holder who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the register.

No business may be transacted at a general meeting unless a quorum is present. Pursuant to the New Articles, a quorum will comprise qualifying persons (as defined herein), who together are entitled to cast at least the majority of the voting rights of Cardtronics plc. As used in the New Articles, a “qualifying person” means (i) a shareholder of Cardtronics plc (other than a shareholder who, under the New Articles or any restrictions imposed on any shares, is not entitled to attend, speak or vote, whether in person or by proxy, at any general meeting of Cardtronics plc) or his validly appointed attorney or proxy or a corporate representative of such attorney or proxy in relation to any general meeting of Cardtronics plc or (ii) a person authorized under the U.K. Companies Act to act as the representative of a corporation in relation to any general meeting of Cardtronics plc.

Under English law, an annual general meeting shall be called by not less than 21 clear days’ notice and all other general meetings shall be called by not less than 14 clear days’ notice. In calculating the period mentioned, “clear days” means calendar days and excludes (i) the date a notice is given or deemed to be given and (ii) the date of the meeting itself. Pursuant to the New Articles, the maximum notice period is 60 clear days, for both a general meeting and an annual general meeting. The notice of meeting must also specify a time (which shall not be more than 60 days nor less than 10 days before the date of the meeting) by which a person must be recorded on the register in order to have the right to attend or vote at the meeting. The number of shares registered on the record date shall determine the number of votes the relevant shareholder is entitled to cast at that meeting.

An appointment of proxy (whether in hard copy form or electronic form, including via the Internet or by means of a telephonically communicated datagram, in accordance with the means as provided by Cardtronics plc) must be received by Cardtronics plc by the time specified by the Cardtronics plc board of directors (as the board of directors may determine, in compliance with the provisions of the U.K. Companies Act) as specified in the notice convening the meeting or in any appointment of proxy or any invitation to appoint a proxy sent out or made available by Cardtronics plc in relation to the meeting. In the case of a poll taken more than 48 hours after the meeting at which the relevant vote was to be taken, an appointment of proxy must be received after such meeting and not less than 24 hours (or such shorter time as the Cardtronics plc board of directors may determine) before the time appointed for taking the poll; or in the case of a poll not taken immediately but taken not more than 48 hours after the meeting, the appointment of proxy must be delivered at the meeting at which the poll is to be taken. An appointment of proxy not received or delivered in accordance with the New Articles is invalid under English law.

Return of Capital

In the event of a voluntary winding up of Cardtronics plc, the liquidator may, on obtaining any sanction required by law, divide among the shareholders (excluding stock held by any subsidiary of Cardtronics plc) the whole or any part of the assets of Cardtronics plc, whether or not the assets consist of property of one kind or of different kinds. The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

Under the U.K. Companies Act, directors are, with certain exceptions, unable to allot equity securities without being authorized either by the shareholders in a general meeting or by the New Articles. In addition, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees’ share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal values of their holdings on the same or more favorable terms, unless a special resolution (i.e., 75% of votes cast) to the contrary has been passed in a general meeting or the articles of association otherwise provide for an authorization of the Cardtronics plc board of directors to allot equity securities (which can be granted for a maximum of five years after which shareholders approval would be required to renew the authorization). For the purpose of this section, “equity securities” means shares in Cardtronics plc and any rights to subscribe for or convert a security into Cardtronics plc shares.

Prior to the Effective Time of the Merger, an ordinary resolution was adopted by the then current shareholder of Cardtronics plc that authorized the Cardtronics plc board of directors (generally and unconditionally) to allot up to 62,000,000 shares of Cardtronics plc (or to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Cardtronics plc up to an aggregate nominal amount of $620,000) and to exclude preemptive rights in respect of such issuances. Such authority was granted for five years, and Cardtronics plc may seek renewal for additional five year terms in the future. Cardtronics plc may, before the expiration of any such authority, make an offer or agreement which could require Ordinary Shares of Cardtronics plc to be allotted (or rights to be granted) after the expiration of this five year period, and the Cardtronics plc board of directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

Subject to the provisions of the U.K. Companies Act and to any rights attached to any existing shares, any Ordinary Shares of Cardtronics plc may be issued with, or have attached to them, such rights or restrictions as the Cardtronics plc shareholders may by ordinary resolution determine or, where the above authorizations are in place, the Cardtronics plc board of directors may determine such rights or restrictions.

The U.K. Companies Act prohibits an English company from issuing shares for no consideration, including with respect to shares to be issued pursuant to stock options, restricted stock and restricted stock units granted under the Equity Incentive Plans. Accordingly, the nominal value of the shares issued pursuant to any such award or any other share-based award granted under the Equity Incentive Plans must be paid pursuant to the U.K. Companies Act. However, these restrictions will not apply to shares previously issued for which the nominal value of the shares have been previously paid.

Disclosure of Interests in Shares

Section 793 of the U.K. Companies Act provides Cardtronics plc the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the three years preceding the request for disclosure has had, any ownership interest in any shares (referred to herein as the “default shares”) to disclose prescribed particulars of those shares. For this purpose, “default shares” includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice results in the holder of the default shares being guilty of an offence and liable to conviction as provided within the U.K. Companies Act.

Under the New Articles, Cardtronics plc will also withdraw voting and certain other rights, place restrictions on the rights to receive dividends and transfer default shares if the relevant holder of a minimum amount of default shares has failed to provide the information requested within 14 days after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Cardtronics plc board of directors decides otherwise).

Alteration of Share Capital/Repurchase of Shares

Subject to the provisions of the U.K. Companies Act, Cardtronics plc may from time to time:

•                  increase its share capital by allotting new shares in accordance with the U.K. Companies Act and the New Articles;

•                  by ordinary resolution, consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares;

•                  by ordinary resolution, subdivide its shares, or any of them, into shares of a smaller nominal amount than its existing shares; and

•                  by special resolution, reduce its share capital, any capital reserves and any share premium account.

Subject to the U.K. Companies Act and to any rights the holders of any Ordinary Shares of Cardtronics plc may have, Cardtronics plc may purchase any of its own shares of any class (including any redeemable shares, if the Cardtronics plc board of directors should decide to issue any) by way of “off market purchases” with the prior approval of shareholders by ordinary resolution. Such authority can be granted for up to five years from the date of the ordinary resolution, and renewal of such authority for additional five year terms may be sought more frequently.

Prior to the Effective Time, a shareholder resolution was adopted by the then current shareholder of Cardtronics plc that authorized the Cardtronics plc board of directors to repurchase shares without further shareholder approval. However, shares may only be repurchased out of distributable reserves, pursuant to English law, or the proceeds of a fresh issue of shares made for that purpose and, if a premium is paid, it must be paid out of distributable reserves.

Transfer of Shares

The New Articles allow shareholders to transfer all or any of their certificated shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the U.K. Companies Act and is approved by the Cardtronics plc board of directors. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee and must be delivered to the registered office or any other place the Cardtronics plc board of directors decides.

The Cardtronics plc board of directors may refuse to register a transfer:

•                  if the shares in question are not fully paid;

•                  if it is with respect to shares on which Cardtronics plc has a lien;

•                  if it is with respect to more than one class of shares;

•                  if it is in favor of more than four persons jointly;

•                  if it is not duly stamped (if such a stamp is required);

•                  if it is not presented for registration together with the share certificate and evidence of title as the Cardtronics plc board of directors reasonably requires; or

•                  in certain circumstances, if the holder has failed to provide the required particulars to Cardtronics plc as described under “Disclosure of Interests in Shares” above.

If the Cardtronics plc board of directors refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Cardtronics plc, send to the transferee notice of the refusal together with its reasons for refusal.

General Meetings and Notices

The notice of a general meeting or an annual general meeting shall be provided to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Cardtronics plc board of directors and to the independent auditors.

Under English law, Cardtronics plc is required to hold an annual general meeting of shareholders within six months from the day following the end of its fiscal year. Subject to the foregoing, the meeting may be held at a time and place determined by the Cardtronics plc board of directors.

Mandatory Offers

Although Cardtronics plc will not be subject to the Takeover Code immediately following the Merger, the Cardtronics plc board of directors recognizes the importance of certain of the protections afforded to shareholders of U.K. public companies, which are subject to the Takeover Code. The New Articles include some substantially similar protections. These provisions are summarized below and seek to regulate certain acquisitions of interests in the shares of Cardtronics plc. However, these provisions do not provide all of the protections provided by the Takeover Code.

Under the applicable provisions of the New Articles, which are intended to be substantially similar to Rule 9 of the Takeover Code, a person must not:

•                  whether acting alone or with others acting in concert with such person, acquire an interest in shares (as defined in the Takeover Code) whether by a single transaction or a series of transactions over a period of time which, when taken together with any interest in shares already held by that person or any interest in shares held or acquired by others acting in concert with such person, in aggregate carry 30% or more of the voting rights of Cardtronics plc; or

•                  whether acting alone or with others acting in concert with such person, while interested in shares which in aggregate carry not less than 30% but not more than 50% of the voting rights of Cardtronics plc, acquire any further shares, except, in either case, with the consent of the Cardtronics plc board of directors or where such person makes a mandatory offer to all other shareholders of Cardtronics plc. Any such mandatory offer must be unconditional, be in cash or be accompanied by a cash alternative and be at the highest price paid by such person required to make the mandatory offer, or any other acting in concert with such person, for any interest in shares in Cardtronics plc during the prior 12 months (the “Mandatory Offer Provisions”).

The Cardtronics plc board of directors has the full authority to determine the application of these provisions in the New Articles, including the deemed application of any relevant parts of the Takeover Code and such authority includes all the discretion that the UK Panel on Takeovers and Mergers would exercise if the Takeover Code applied to Cardtronics plc. The Cardtronics plc board of directors is not required to give any reason for any decision or determination it makes.

Squeeze-Out & Sell-Out Provisions

Squeeze-Out

Under the U.K. Companies Act, if an offeror were to acquire or unconditionally contract to acquire 90% of the shares to which the offer relates and 90% of the voting rights attached to those shares, then, within three months of the last day on which its offer can be accepted, it could compulsorily acquire the remaining 10%. The offeror would do so by sending a notice to outstanding shareholders telling them that it will compulsorily acquire their shares and then, six weeks later, it would execute a transfer of the issued shares in its favor and pay the consideration to Cardtronics plc, which would hold the consideration in trust for outstanding shareholders, unless a shareholder objects to the English court and the court enters an order that the offeror is not entitled to acquire the shares or specifying terms of the acquisition different from those of the offer. The consideration offered to the shareholders whose shares are compulsorily acquired must, generally, be the same as the consideration that was available under the takeover offer.

Sell-Out

The U.K. Companies Act also provides Cardtronics plc’s minority shareholders a right to be bought out in certain circumstances by an offeror who had made a takeover offer. If at any time before the end of the period within which a takeover offer could be accepted (as set forth in such offer), the offeror holds or has unconditionally contracted to acquire with or without any other shares in Cardtronics plc that the offeror has acquired or contracted to acquire (i) not less than 90% in value of all the voting shares in Cardtronics plc and (ii) shares that carry not less than 90% of the voting rights in Cardtronics plc, then any holder of shares to which the offer related who had not accepted the offer could, by a written communication to the offeror, require the offeror to acquire those shares. The offeror would be required to provide any Cardtronics plc shareholder notice of his right to be bought out within one month of that right arising. Sell-out rights cannot be exercised after the end of the period of three months from the last date on which the offer can be accepted or, if later, three months from the date on which the notice is served on the Cardtronics plc shareholders notifying them of their sell-out rights. If a shareholder of Cardtronics plc exercises its rights, the offeror is bound to acquire those shares on the terms of the offer or on such other terms as may be agreed.

Liability of Cardtronics plc and its Directors and Officers

The New Articles provide that the courts of England and Wales have exclusive jurisdiction with respect to any suits brought by shareholders against Cardtronics plc, its directors, the board, officers, employees or shareholders individually.

Anti-Takeover Provisions

While the Merger is not intended to cause any new anti-takeover provisions to be implemented, the level of anti-takeover provisions with respect to Cardtronics plc will differ from that with respect to Cardtronics Delaware by virtue of the Delaware General Corporation Law and the U.K. Companies Act, the differences between the certificate of incorporation and bylaws of Cardtronics Delaware and the New Articles of Cardtronics plc and the rights of holders of Cardtronics Delaware common stock and the rights of holders of Ordinary Shares of Cardtronics plc (including the Mandatory Offer Provisions). The provisions summarized below do not include those provisions resulting from the U.K. Companies Act. The provisions of the New Articles summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Ordinary Shares of Cardtronics plc and discouraging, delaying or preventing changes in control or management of Cardtronics plc.

Takeover offers and certain other transactions in respect of certain public companies are regulated by the Takeover Code, which is administered by the Takeover Panel, a body consisting of representatives of the City of London financial and professional institutions which oversees the conduct of takeovers. An English public limited company is potentially subject to the Takeover Code if, among other factors, its central place of management and control is within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company’s directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Cardtronics plc’s current and intended plans for its directors and management and, for purposes of the Takeover Code, Cardtronics plc will be considered to have its place of central management and control outside the U.K., the Channel Islands or the Isle of Man. Therefore, the Takeover Code would not apply to Cardtronics plc. It is possible that in the future circumstances could change that may cause the Takeover Code to apply to Cardtronics plc.

Classified Board of Directors

The Cardtronics plc board of directors is divided into three classes, with the members of each class serving for staggered three-year terms. As a result, only one class of directors will be elected at each annual general meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. Under English law, shareholders have no cumulative voting rights. In addition, the New Articles incorporate similar provisions to those contained in Cardtronics Delaware’s certificate of incorporation and bylaws, which regulate shareholders’ ability to nominate directors for election, subject to a 5% and, in respect of an annual general meeting only, 100 shareholders (and/or 100 beneficial owners) who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital, share ownership requirement as provided under the U.K. Companies Act and certain procedural requirements set out in the New Articles. Generally, the classification of the Cardtronics plc board of directors, the lack of cumulative voting and the limitations on shareholders’ powers to nominate directors may have the effect of making it difficult for any party to obtain control of Cardtronics plc by replacing the majority of the Cardtronics plc board of directors and to force an immediate change in the composition of the Cardtronics plc board of directors. However, under English law, shareholders have the ability to remove a director without cause without respect to these provisions. Any director who is proposed to be removed under this procedure has a statutory right of protest. In addition, under the New Articles and the U.K. Companies Act, if the shareholders remove the entire board, a shareholder may then convene a general meeting for the purpose of appointing directors.

Issuance of Additional Shares

As identified above, the Cardtronics plc board of directors has the authority, without further action of its shareholders for a period of five years, but subject to its statutory and fiduciary duties, to allot up to 62,000,000 shares of Cardtronics plc (or to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security, including convertible preference shares, convertible debt securities and exchangeable debt securities of a subsidiary, into shares of Cardtronics plc up to an aggregate nominal amount of $620,000) and to exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed by a vote of the shareholders, but Cardtronics plc may seek renewal for additional five year terms more frequently. The issuance of additional shares on various terms could adversely affect the holders of Ordinary Shares of Cardtronics plc. The potential issuance of additional shares may discourage bids for Ordinary Shares of Cardtronics plc at a premium over the market price, may adversely affect the market price of Ordinary Shares of Cardtronics plc and may discourage, delay or prevent a change in control of Cardtronics plc.

Shareholder Rights Plan

The Cardtronics plc board of directors has the necessary corporate authority, without further action of its shareholders for a period of five years, but subject to its statutory and fiduciary duties, to give effect to a shareholder rights plan and to fix the terms thereof. Such a plan could make it more difficult for another party to obtain control of Cardtronics plc by threatening to dilute a potential acquirer’s ownership interest in the company under certain circumstances. The Cardtronics plc board of directors may adopt a shareholder rights plan at any time.

Item 9.01    Financial Statements and Exhibits.

(d)         Exhibits

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated April 27, 2016, by and among Cardtronics, Inc., Cardtronics Group Limited, CATM Merger Sub LLC, and CATM Holdings LLC (incorporated herein by reference to Annex A of the Registration Statement on Form S-4 filed by Cardtronics plc on April 27, 2016)

3.1	Articles of Association of Cardtronics plc

4.1	First Supplemental Indenture, dated as of July 1, 2016, by and among Cardtronics, Inc., Cardtronics plc, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	First Supplemental Indenture, dated as of July 1, 2016, by and among Cardtronics, Inc., Cardtronics plc, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.3	Form of Class A ordinary share certificate for Cardtronics plc

10.1

Third Amendment to Amended and Restated Credit Agreement, dated July 1, 2016, by and between Cardtronics, Inc., Cardtronics plc, the other Borrowers and Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent

10.2	Deed of Assumption, dated July 1, 2016, executed by Cardtronics plc

10.3	Third Amended and Restated 2007 Stock Incentive Plan (as assumed and adopted by Cardtronics plc, effective July 1, 2016)

10.4	Form of Restricted Stock Unit Agreement (Time-Based) pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.5	Form of Restricted Stock Unit Agreement (Performance-Based) pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.6	Form of Non-Employee Director Restricted Stock Unit Agreement pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.7

Form of Indemnification Agreement of Cardtronics, Inc., dated June 27, 2016, entered into by each director and each of the following officers: Steven A. Rathgaber, Edward H. West, E. Brad Conrad, Jerry Garcia and David Dove

99.1	Press release dated July 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardtronics plc
Date: July 1, 2016

	By:	/s/ E. Brad Conrad
	Name:	E. Brad Conrad
	Title:	Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated April 27, 2016, by and among Cardtronics, Inc., Cardtronics Group Limited, CATM Merger Sub LLC, and CATM Holdings LLC (incorporated herein by reference to Annex A of the Registration Statement on Form S-4 filed by Cardtronics plc on April 27, 2016)

3.1	Articles of Association of Cardtronics plc

4.1	First Supplemental Indenture, dated as of July 1, 2016, by and among Cardtronics, Inc., Cardtronics plc, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.2	First Supplemental Indenture, dated as of July 1, 2016, by and among Cardtronics, Inc., Cardtronics plc, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee

4.3	Form of Class A ordinary share certificate for Cardtronics plc

10.1

Third Amendment to Amended and Restated Credit Agreement, dated July 1, 2016, by and between Cardtronics, Inc., Cardtronics plc, the other Borrowers and Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent

10.2	Deed of Assumption, dated July 1, 2016, executed by Cardtronics plc

10.3	Third Amended and Restated 2007 Stock Incentive Plan (as assumed and adopted by Cardtronics plc, effective July 1, 2016)

10.4	Form of Restricted Stock Unit Agreement (Time-Based) pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.5	Form of Restricted Stock Unit Agreement (Performance-Based) pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.6	Form of Non-Employee Director Restricted Stock Unit Agreement pursuant to the Third Amended and Restated 2007 Stock Incentive Plan

10.7

Form of Indemnification Agreement of Cardtronics, Inc., dated June 27, 2016, entered into by each director and each of the following officers: Steven A. Rathgaber, Edward H. West, E. Brad Conrad, Jerry Garcia and David Dove

99.1	Press release dated July 1, 2016